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AIM MODERATE GROWTH ALLOCATION FUND                                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          27

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
72DD.       1  Total income dividends for which record date passed during the period. (000's Omitted)
               Class A                                  $ 6,859
            2  Dividends for a second class of open-end company shares (000's Omitted)
               Class B                                  $ 1,342
               Class C                                  $ 1,567
               Class R                                  $   224
               Class Y                                  $    29
               Institutional Class                      $     1

73A.           Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1  Dividends from net investment income
               Class A                                   0.3872
            2  Dividends for a second class of open-end company shares (form nnn.nnnn)
               Class B                                   0.2969
               Class C                                   0.2969
               Class R                                   0.3574
               Class Y                                   0.4258
               Institutional Class                       0.4243

74U.        1  Number of shares outstanding (000's Omitted)
               Class A                                   18,425
            2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                                    4,610
               Class C                                    5,412
               Class R                                      660
               Class Y                                       72
               Institutional Class                            1

74V.        1  Net asset value per share (to nearest cent)
               Class A                                  $  9.84
            2  Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                                  $  9.71
               Class C                                  $  9.70
               Class R                                  $  9.78
               Class Y                                  $  9.83
               Institutional Class                      $  9.88
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